Exhibit 5

Miller Nash LLP 4400 Two Union Square 601 Union Street Seattle, Washington 98101-2352 Telephone (206) 622-8484 Facsimile (206) 622-7485

October 1, 2009

Board of Directors
Pacific Financial Corporation
1101 S.  Boone Street
Aberdeen, Washington  98520

Subject:	Pacific Financial Corporation Registration Statement on Form S-1

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-1 ("Registration Statement") to be filed by Pacific Financial Corporation, a Washington corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 695,000 shares of the Company's common stock, $1.00 par value per share (the "Shares"), for sale from time to time by the selling shareholder or its permitted assigns.  Of the Shares, 556,000 shares are issued and outstanding as of the date hereof (the "Outstanding Shares") and up to 139,000 Shares are issuable upon exercise of a Warrant (the "Warrant") issued to the selling shareholder (the "Warrant Shares").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, corporate records, certificates of public officials, and other documents, including the Warrant, as we have deemed appropriate as a basis for the opinions set forth herein.  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, and the accuracy and completeness of all documents submitted to us.   This opinion letter is based as to matters of law solely on the Washington Business Corporation Act, as amended.  We express no opinion as to any other laws, rules or regulations.

Based upon and subject to the foregoing, it is our opinion that:

(1)  The Outstanding Shares are validly issued, fully paid, and nonassessable; and

(2)  The Warrant Shares, following exercise of the Warrant in accordance with its terms and issuance of the Warrant Shares thereunder, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion in the Registration Statement and in any amendments thereof, and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Miller Nash LLP Miller Nash LLP